SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) September 30, 2002


                    Detwiler, Mitchell & Co.
                  (Exact name of registrant as
                    specified in its charter)

   Delaware                     0-12926                     95-2627415
---------------   ------------------------   ---------------------------------
(State of other   (Commission File Number)   (IRS Employer Identification No.)
 jurisdiction of
 incorporation)


 225 Franklin Street, 20th Floor,  Boston, Massachusetts      02110
----------------------------------------------------------  -------------
     (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code 617-451-0100





ITEM 5.   OTHER EVENTS.
-------   --------------

     On September 30, 2002, Detwiler, Mitchell & Co. sold K. &
S., Inc. ("K&S"), its wholly owned specialist business which operated on the Boston Stock Exchange.

     Kenneth M. King, president and director of K&S, reacquired the business from the Company in consideration for the cancellation of the remaining term of his employment agreement with the Company having a remaining value of approximately $150,000 and the forgiveness of a $150,000 promissory note due him which resulted from the Company's January 1, 2001 purchase of K&S from Mr. King.

     Offers to purchase K&S were solicited by the Company and it received two offers of expressions of interest in acquiring K&S from third parties. Mr. King, the former owner, had the right of first refusal to present a superior purchase offer pursuant to the terms of the purchase agreement, and his superior offer was accepted by the Company.

     The Company recorded a $1,150,500 transition impairment adjustment of the intangible asset which resulted from the acquisition of K&S in the first quarter of 2002 in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets". The Company expects to report a loss on the sale of K&S of approximately $130,000, net of income tax benefit, in the third quarter of 2002.


                           SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DETWILER, MITCHELL & CO.
                                   ------------------------
                                        (Registrant)

October 2, 2002                     /s/ James K. Mitchell
------------------                 -------------------------------
 Date                              James K. Mitchell
                                   Chairman and
                                   Chief Executive Officer

October 2, 2002                      /s/ Stephen D. Martino
------------------                 -------------------------------
     Date                          Stephen D. Martino
                                   Chief Financial Officer and
                                   Principal Accounting Officer








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